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EXHIBIT 10.35

WI-FI HOTSPOT DEVELOPMENT AGREEMENT

This Wi-Fi Hotspot Development Agreement is made as of the 10th day of October, 2003, by and between JPM Holdings, Inc., an Arizona corporation ("Development Partner"), and Air-Q Wi-Fi Corporation, a Delaware corporation (the "AIR-Q").

WHEREAS, Development Partner possesses experience in the Wi-Fi hotspot business, in general, and the Wi-Fi Internet access market in the State of Arizona, in particular; and

WHEREAS, AIR-Q is a publicly-held company and files periodic reports pursuant to the requirements of the Securities Exchange Act of 1934, with its common stock quoted on the OTC Bulletin Board under the symbol “AQWF”; and

WHEREAS, AIR-Q desires to have Development Partner provide consulting services to AIR-Q and to have Development Partner sell Wi-Fi hotspots to AIR-Q as Development Partner completes construction thereof, and Development Partner desires to provide such consulting services and to construct and sell Wi-Fi hotspots to AIR-Q;

NOW THEREFORE, in consideration of the mutual covenants herein contained, it is agreed:
I. CONSULTING SERVICES
A.

Development Partner shall render on AIR-Q’s behalf consulting services with respect to AIR-Q’s plan to enter the Wi-Fi Internet access market in the Southwest United States and the implementation of such plan. Specifically, Development Partner shall, throughout the term of this Agreement, render consulting services, as follows:

-	advise AIR-Q and provide assistance in completing its plan for entering the Wi-Fi hotspot business in the Southwest United States;
-	advise AIR-Q and provide assistance in the area of business development in markets selected by AIR-Q;
-	identify potential end-users of AIR-Q’s communications products and development of business systems and strategies for delivering such products thereto; and
-	such other tasks as may be reasonably requested by AIR-Q.
B.

Development Partner agrees that AIR-Q shall have the right to enter into agreements similar to this Agreement with other parties, in any locale; provided, however, AIR-Q shall not enter into any such agreement with any party doing business in Maricopa County, Arizona, without the prior written consent of Development Partner.

C.

Development Partner agrees that it shall be responsible for ordinary, day-to-day expenses incurred in its performance hereunder. All other expenses, such as traveling and accommodation, shall be negotiated on a case-by-case basis.

D.

It is further agreed that Development Partner shall have no authority to bind AIR-Q to any contract or obligation or to transact any business in AIR-Q’s name or on behalf of AIR-Q, in any manner. The parties intend that Development Partner shall perform its services required hereunder as an independent contractor. In addition, it is understood that there may be times when AIR-Q does not utilize the consulting services or advice of Development Partner. Any such failure of AIR-Q to use, or seek in writing, Development Partner’s advice and/or services and/or assistance, as set forth herein, shall not be deemed to be non-performance hereunder by Development Partner.

E.

In consideration of the consulting services to be provided by Development Partner to AIR-Q under the terms of this Agreement, AIR-Q shall deliver to Development Partner, upon the mutual execution of this Agreement, 16,000 shares of AIR-Q’s $.001 par value common stock (the “Consulting Shares”). AIR-Q agrees that all 16,000 Consulting Shares shall be included in AIR-Q’s currently pending Registration Statement on Form S-1 and that Development Partner shall be named as a selling shareholder therein, thereby duly registering such shares under the Securities Act of 1933, as amended.

II. PHASE ONE – WI-FI HOTSPOT IMPLEMENTATION
A.

Development Partner shall deliver to AIR-Q, within 180 days from the date of mutual execution of this Agreement, a total of ten Wi-Fi hotspots (the “Phase One Hotspots”) located within the Phoenix, Arizona, metropolitan area. Development Partner agrees that each such Phase One Hotspot shall, at the time of delivery, be functioning on AIR-Q’s designated server.

B.

Upon delivery of each Phase One Hotspot that satisfies each of the conditions contained in the foregoing paragraph, AIR-Q shall, in consideration thereof, deliver to Development Partner, 6,500 shares of AIR-Q’s $.001 par value common stock (the “Phase One Shares”).

C.

Should Development Partner deliver one or more of the Phase One Hotspots after the date that is 180 days from the mutual execution of this Agreement, then AIR-Q shall deliver to Development Partner the consideration described in Section III.B.1. below.

III. PHASE TWO – WI-FI HOTSPOT IMPLEMENTATION
A.

From and after the date that is 90 days from the date of mutual execution of this Agreement, Air-Q and Development Partner shall work together to establish one or more additional Wi-Fi hotspots (the “Phase Two Hotspots”) within or without the Phoenix, Arizona, metropolitan area. Phase Two Hotspots shall be categorized as follows: (1) Standard Phase Two Hotspot, which shall provide service at a single, discrete location, such as a restaurant; (2) Type 1 Non-Standard Phase Two Hotspot, which shall provide service at a hotel or an airport; and (3) Type 2 Non-Standard Phase Two Hotspot, which shall provide service at a location not described in clauses (1) and (2) above. With respect to each Phase Two Hotspot, the parties shall execute a Phase Two Wi-Fi Hotspot Development Memorandum (a “Development Memorandum”), in the appropriate form included in Exhibit “A” attached hereto.

B.

Upon the mutual execution of a Development Memorandum, AIR-Q shall deliver to Development Partner all equipment necessary for the installation of an operational Wi-Fi Hotspot. Unless otherwise agreed to in writing, within 14 days of receipt of such equipment, Development Partner shall, at its expense, have installed the subject Wi-Fi hotspot and integrated such Wi-Fi hotspot into AIR-Q’s network. Upon the successful installation of each Phase Two Hotspot, AIR-Q shall deliver to Development Partner the following consideration:

1.	As to each Standard Phase Two Hotspot, AIR-Q shall deliver to Development Partner:
a.	a number of shares of AIR-Q’s $.001 par value common stock with a value equal to $2,500; and
b.	$500.00 in cash.
2.	As to each Type 1 Non-Standard Phase Two Hotspot, AIR-Q shall deliver to Development Partner:
a.	a number of shares of AIR-Q’s $.001 par value common stock with a value equal to $10,000; and
b.	$1,000.00 in cash.
3.

As to each Type 2 Non-Standard Phase Two Hotspot, AIR-Q shall deliver to Development Partner such consideration, which may include shares of AIR-Q’s common stock, as may be negotiated by AIR-Q and Development Partner, the terms of which shall be reduced to a writing signed by both parties.

The shares of AIR-Q common stock delivered pursuant to Sections III.B.1.a., III.B.2.a. and III.B.3. are referred to collectively herein as the “Phase Two Shares”.

For purposes of determining the number of shares to be delivered to Development Partner pursuant to Sections III.B.1.a., III.B.2.a. and III.B.3., each share of common stock shall be valued at the average closing sale price of AIR-Q’s common stock, as reported by the primary trading market for Air-Q’s common stock, for the five trading days immediately preceding the date of successful integration of a Phase Two Hotspot into AIR-Q’s network – by way of example only, should the average closing sale price of AIR-Q’s common stock be $2.50, then, with respect to a Standard Phase Two Hotspot, Development Partner would be issued 1,000 shares of AIR-Q common stock ($2,500 of AIR-Q common stock ÷ $2.50 closing sale price = 1,000 shares of AIR-Q common stock).

C.

Should Development Partner fail to complete its installation efforts within the period described in Section III.B. above, then AIR-Q shall not be required to deliver the consideration set forth in Sections III.B.1.b. or III.B.2.b., whichever is applicable.

IV. REPRESENTATIONS OF AIR-Q
AIR-Q represents and warrants to Development Partner that:
A.	AIR-Q will cooperate fully and timely with Development Partner to enable Development Partner to perform its obligations hereunder.
B.	The execution and performance of this Agreement by AIR-Q has been duly authorized by the Board of Directors of AIR-Q.
C.

The performance by AIR-Q of this Agreement will not violate any applicable court decree, law or regulation, nor will it violate any provisions of the organizational documents of AIR-Q or any contractual obligation by which AIR-Q may be bound.

D.	The Consulting Shares, the Phase One Shares and the Phase Two Shares will, upon issuance, be validly issued, fully paid and non-assessable.
V. REPRESENTATIONS OF DEVELOPMENT PARTNER
AIR-Q represents and warrants to Development Partner that:
A.	Upon delivery, none of the Phase One Hotspots will be operating as a part of a going business.
B.	Upon delivery, none of the Phase Two Hotspots will be operating as a part of a going business.
C.	The execution and performance of this Agreement by Development Partner has been duly authorized by the Board of Directors of Development Partner.
D.

The performance by Development Partner of this Agreement will not violate any applicable court decree, law or regulation, nor will it violate any provisions of the organizational documents of Development Partner or any contractual obligation by which Development Partner may be bound.

E.

Development Partner represents and warrants that it is a sophisticated investor and has investigated AIR-Q, its financial condition, business and prospects, and has had the opportunity to ask questions of, and to receive answers from, AIR-Q with respect thereto. Development Partner acknowledges that it is aware that AIR-Q currently lacks adequate capital to pursue its full plan of business.

F.

Development Partner represents and warrants that the Consulting Shares, the Phase One Shares and the Phase Two Shares are being acquired by it solely for its own account for investment purposes only and not for the account of any other person and not for distribution, assignment or resale to others.

G.

Development Partner consents to the placement of the following legend, or a legend similar thereto, on the certificates representing the Consulting Shares, the Phase One Shares and the Phase Two Shares to be issued hereunder:

THESE SECURITIES HAVE BEEN ISSUED IN RELIANCE UPON THE EXEMPTION FROM REGISTRATION AFFORDED BY SECTION 4(2) OF THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE TRANSFERRED WITHOUT AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION TO THE EFFECT THAT ANY SUCH PROPOSED TRANSFER IS IN ACCORDANCE WITH ALL APPLICABLE LAWS, RULES AND REGULATIONS.

VI. MISCELLANEOUS
A.

Term. The term of this Agreement shall commence upon the mutual execution of this Agreement and shall continue for one year. At the expiration date, this Agreement shall continue for an additional one-year terms, provided neither party hereto submits a notice of termination at least sixty days prior to the expiration of the initial or any renewal term. This Agreement may be terminated by AIR-Q, without cause, at any time, on 30-days’ written notice.

B.

Disclosure of Information. Until such time as the same may become publicly known, the parties agree that any information provided to either of them by the other of a confidential nature will not be revealed or disclosed to any person or entity, except in the performance of this Agreement, and upon completion of Development Partner's services and upon the written request of AIR-Q, any original documentation provided by AIR-Q will be returned to it. Development Partner, including its affiliates, will not directly or indirectly buy or sell the securities of AIR-Q at any time when it or they are privy to non-public information.

C.	Public Announcements. AIR-Q shall have the sole right to issue a press release or other public statements regarding the existence of this Agreement.
D.

Notices. All notices hereunder shall be in writing and addressed to the party at the address herein set forth, or at such other address as to which notice pursuant to this section may be given, and shall be given by personal delivery, by certified mail (return receipt requested), Express Mail or by national or international overnight courier. Notices will be deemed given upon the earlier of actual receipt of three (3) business days after being mailed or delivered to such courier service.

Notices shall be addressed to Development Partner at:
JPM Holdings, Inc., Attention: Casey Jensen, 4178 East Cactus, Suite 226, Phoenix, Arizona 85032
Notices shall be addressed to AIR-Q at:
Air-Q Wi-Fi Corporation, Attention: David Loflin, 5555 Hilton Avenue, Suite 207, Baton Rouge, Louisiana 70808
E.

Arbitration. In the event of a dispute between the parties arising out of this Agreement, both Development Partner and AIR-Q agree to submit such dispute to arbitration before the American Arbitration Association (the "Association") at its Dallas, Texas, offices, in accordance with the then-current rules of the Association; the award given by the arbitrators shall be binding and a judgment can be obtained on any such award in any court of competent jurisdiction. It is expressly agreed that the arbitrators, as part of their award, can award attorneys fees to the prevailing party.

F.	No Assignment. This Agreement is not assignable in whole or in any part, and shall be binding upon the parties, their heirs, representatives, successors or assigns.
G.

Counterparts. This Agreement may be executed in multiple counterparts which shall be deemed an original. It shall not be necessary that each party execute each counterpart, or that any one counterpart be executed by more than one party, if each party executes at least one counterpart.

H.	Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Louisiana.

AIR-Q WI-FI CORPORATION

By:	/s/ DAVID LOFLIN
David Loflin, President

JPM HOLDINGS, INC.

By:	/s/ CASEY JENSEN
Casey Jensen, President